UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. Gay St., Suite 400 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On July 6, 2021, Verrica Pharmaceuticals Inc. (the “Company”) notified Brian Davis that his employment as Chief Financial Officer of the Company would terminate, effective as of July 16, 2021. In accordance with his employment agreement, previously filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K (File No. 001-38529) for the year ended December 31, 2019, contingent upon Mr. Davis’s execution of a separation agreement, including a release of claims and compliance with certain restrictive covenants, Mr. Davis will be entitled to severance benefits specified therein.

On July 8, 2021 the board of directors (the “Board”) of the Company appointed Terry Kohler as the Company’s Chief Financial Officer, effective as of July 16, 2021 (the “Effective Date”). Mr. Kohler will begin serving as the Company’s principal financial officer and principal accounting officer as of the Effective Date.

Prior to joining the Company, Mr. Kohler, age 43, served as Vice President of Corporate Development and Treasurer at Endo International PLC (“Endo”) from March 2020 to July 2021. Previously, Mr. Kohler served as Vice President of U.S. Branded and Specialty Pharmaceuticals at Endo from March 2018 to March 2020 and as Senior Director of Enterprise Financial Planning and Analysis at Endo from 2015 to March 2018. Prior to Endo, Mr. Kohler held various positions in finance at SSG Capital Advisors LLC from 2009 to 2015 and at Johnson & Johnson Consumer Products Company from 2007 to 2009. Mr. Kohler is a Certified Management Accountant and holds an MBA from the University of North Carolina, Chapel Hill and a BA in International Business and Management from Dickinson College.

There are no arrangements or understandings between Mr. Kohler and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Kohler and any of the Company’s other directors or executive officers.

Employment Agreement with Terry Kohler

In connection with his appointment as the Company’s Chief Financial Officer, Mr. Kohler and the Company entered into an employment agreement, effective as of July 16, 2021 (the “Employment Agreement”).

Under the terms of the Employment Agreement, Mr. Kohler is entitled to receive an annual base salary of $350,000 and an annual performance bonus with a target amount equal to 40% of his annual base salary based upon the Board’s assessment of Mr. Kohler’s and the Company’s attainment of goals as set by the Board in its sole discretion. In accordance with the agreement, Mr. Kohler will also be granted an option to purchase 125,000 shares of our common stock with an exercise price equal to the closing price of the Company’s common stock on the Effective Date under the Company’s 2018 Equity Incentive Plan (the “Plan”). 25% of the shares subject to the option will vest on July 16, 2022 and the remaining shares vest in 36 equal monthly installments thereafter, subject to Mr. Kohler’s continued service and subject to full acceleration in the event of a Change in Control (as defined in the Plan). Pursuant to his agreement, Mr. Kohler also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with us.

Pursuant to the terms of his employment agreement, Mr. Kohler’s employment is at will and may be terminated at any time by us or Mr. Kohler. If Mr. Kohler’s employment is terminated by us without cause or by Mr. Kohler for good reason, then Mr. Kohler would be eligible to receive severance benefits. The length of severance benefits that Mr. Kohler would receive depends on (i) when his employment is terminated and (ii) whether or not he is terminated in connection with a change in control.

If his employment is terminated by the Company without Cause (as defined in the Employment Agreement) or if Mr. Kohler resigns with Good Reason (as defined in the Employment Agreement) (an “Involuntary Termination”) on or before July 16, 2022, then he would be entitled to zero months of severance benefits, except if terminated in connection with the Company’s receipt of a complete response letter, in which case he would be entitled to 6 months of severance benefits. If an Involuntary Termination occurs after July 16, 2022 and on or before July 16, 2023, then Mr. Kohler would be entitled to 6 months of severance benefits. If an Involuntary Termination occurs after July 16, 2023, then Mr. Kohler would be entitled to 12 months of severance benefits. During the applicable severance period, Mr. Kohler would receive the following severance benefits, less applicable tax withholding:

•	payment of his then-current base salary in accordance with normal payroll procedures for the applicable severance period; and

•	payment or reimbursement of continued health coverage for Mr. Kohler and his dependents under COBRA for the applicable severance period.

If his employment is terminated by the Company without cause or if Mr. Kohler resigns with Good Reason, in either case within 12 months following or 1 month prior to the effective date of a Change in Control, then Mr. Kohler would be entitled to the following severance benefits, less applicable tax withholding:

•	payment of his then-current base salary in accordance with normal payroll procedures for 12 months;

•	payment of a cash severance benefit equal to Mr. Kohler’s annual bonus at the target percentage for the year in which the termination occurs;

•	payment or reimbursement of continued health coverage for Mr. Kohler and his dependents under COBRA for 12 months; and

•	all equity awards owned by Mr. Kohler will automatically vest.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: July 9, 2021	/s/ Ted White
Ted White
Chief Executive Officer